                                                                    EXHIBIT 28.1

                               CIGNA CORPORATION
                    PROPERTY AND CASUALTY STATUTORY RESERVES
            RECONCILIATION OF SCHEDULE P TO TOTAL STATUTORY RESERVES
                                      1993

                                                                            (DOLLARS IN MILLIONS)
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Schedule P:  Part 1, Column 34, Line 12.................................           $ 6,274
              Part 1, Column 35, Line 12................................             1,219
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       Total statutory reserves as reported in consolidated annual
        statement balance sheet.........................................             7,493
Reconciliation to amounts reported in Form 10-K:
Foreign subsidiaries not included in consolidated domestic annual
  statement.............................................................             2,029
Other...................................................................                68
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Total statutory reserves as reported in Form 10-K.......................           $ 9,590
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